Exhibit 10.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TAYLOR CAPITAL GROUP, INC.

AND

THE HOLDERS PARTY HERETO

DATED AS OF OCTOBER 21, 2010

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 21, 2010 (the “Effective Date”), by and between Taylor Capital Group, Inc., a Delaware corporation (the “Company”), and Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (the “Initial Holders” and, together with any assignees thereof in accordance with Section 1.9 hereof, being referred to as the “Holders”). Unless otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, pursuant to the Purchase Agreement (i) the Holders have agreed to purchase an aggregate of 223,520 shares of the 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of the Company (“Series E Preferred”), which are convertible into (a) shares of Non-Cumulative Convertible Perpetual Preferred Stock, Series C, of the Company (“Series C Preferred”), and/or (b) shares of Nonvoting Convertible Preferred Stock, Series D, of the Company (“Series D Preferred”), which shares of Series C Preferred and Series D Preferred will be convertible into shares of common stock, par value $.01 per share, of the Company (“Common Stock”), upon the terms and conditions set forth in the Series D and Series E Certificate of Designations and the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C of Taylor Capital Group, Inc. (as applicable); and (ii) the Company has agreed to issue to the Holders warrants to purchase an aggregate of 89,050 shares of Common Stock (collectively, the “2010 Subdebt Warrants”), all in accordance with the terms and conditions set forth in the Purchase Agreement.

WHEREAS, pursuant to the Exchange Agreement (i) each of the Holders has agreed to exchange 202,665 shares of Common Stock beneficially owned by such Holder for 202,665 shares of Series D Preferred, all in accordance with the terms and conditions set forth in the Exchange Agreement.

WHEREAS, each of the Holders beneficially owns a warrant to purchase 97,500 shares of Common Stock (collectively, the “2008 Warrants”).

WHEREAS, to induce the Holders to consummate the transactions contemplated by the Purchase Agreement and the Exchange Agreement, the Company has agreed to grant the Holders registration rights, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.	Registration Rights.

1.1      Definitions.

For purposes of this Agreement:

(a)     “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

(b)     “Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

(c)     “Common Conversion Shares” means shares of Common Stock issued or issuable upon (i) conversion of any shares of Series D Preferred, including any shares of Series D Preferred issued or issuable upon conversion of any shares of Series E Preferred, (ii) conversion of any Series C Conversion Shares, (iii) exercise of the 2010 Subdebt Warrants, or (iv) exercise of the 2008 Warrants. For purposes of this Agreement, a Person shall be deemed to be a holder of Common Conversion Shares, and the Common Conversion Shares shall be deemed to be in existence, whenever a Person has the right to acquire or deliver, directly or indirectly, such Common Conversion Shares (including upon conversion in connection with a Transfer pursuant to a Widely Dispersed Offering or Conversion Event, upon conversion of any securities received or delivered in connection with a Transfer pursuant to a Widely Dispersed Offering or Conversion Event and otherwise, but disregarding any restrictions or limitations on the exercise of such right) whether or not such conversion has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Common Conversion Shares hereunder.

(d)     “Common Registrable Securities” means at any time all Registrable Securities that are Common Conversion Shares.

(e)     “Conversion Shares” means collectively, the Common Conversion Shares and the Series C Conversion Shares.

(f)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)     “Exchange Agreement” means that certain Exchange Agreement, dated as of October 13, 2010, by and among the Company and the Initial Holders, as the same may be in effect from time to time.

(h)     “Form S-3” means such form of registration statement under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

(i)     “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.

(j)     “Law” means any statute, law, ordinance, rule or regulation of any governmental entity.

(k)     “Majority Holders” means the Initial Holders; provided that, following any Transfer of Conversion Shares by either of the Initial Holders, it shall mean Holders holding at least a majority of the Common Conversion Shares held by Holders.

(l)     “Person” or “person” shall have the meaning assigned to such term in the Purchase Agreement.

(m)     “Public Sale” means any sale of Registrable Securities pursuant to a public offering registered under the Securities Act or pursuant to the provisions of Rule 144 under the Securities Act.

(n)     “Purchase Agreement” means that certain Securities Purchase Agreement, dated as of May 21, 2010, by and among the Company, the Initial Holders and the other investors party thereto, as affected by the Exchange Agreement.

(o)     “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(p)     “Registrable Securities” means at any time (i) (A) any Conversion Shares held or deemed held by any Holder, (B) any Common Conversion Shares then issuable upon (I) conversion of any then outstanding shares of Series D Preferred held by any Holder, (II) conversion of any shares of Series D Preferred issuable upon conversion of any then outstanding shares of Series E Preferred held by any Holder, (III) conversion of any then outstanding Series C Conversion Shares held by any Holder, (IV) exercise of any then outstanding 2010 Subdebt Warrants held by any Holder, and (V) exercise of any then outstanding 2008 Warrants held by any Holder, (C) the Series C Conversion Shares then issuable upon conversion of any then outstanding shares of Series E Preferred held by any Holder, (D) any outstanding shares of Series D Preferred held by any Holder, (E) any shares of Series D Preferred issuable upon conversion of any then outstanding shares of Series E Preferred held by any Holder, and (F) any shares of Series E Preferred held by any Holder, and (ii) any capital stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above; provided, that Registrable Securities shall not include (A) shares of Common Stock sold in a Public Sale (which, for the avoidance of doubt, shall not include (I) any sales of Common Conversion Shares that may be deemed to occur through sales of Series C Preferred or Series E Preferred or (II) any sale in a Widely Dispersed Offering or Conversion Event that doesn’t constitute a Public Sale), or (B) shares of Series C Preferred that are outstanding as a result of the conversion of Series E Preferred thereinto in connection with a Widely Dispersed Offering or Conversion Event, or (C) shares of Common Stock, Series C Preferred, Series D Preferred or Series E

Preferred sold in a transaction in which the transferor’s rights hereunder are not assigned in accordance with Section 1.9. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever a Person has the right to acquire or deliver, directly or indirectly, such Registrable Securities (including upon conversion in connection with a Transfer pursuant to a Widely Dispersed Offering or Conversion Event, upon conversion of any securities received or delivered in connection with a Transfer pursuant to a Widely Dispersed Offering or Conversion Event and otherwise, but disregarding any restrictions or limitations on the exercise of such right) whether or not such acquisition has actually been effected, and such Person entitled to receive or deliver such Registrable Securities shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

(q)     “Registration Statement” means a registration statement of the Company filed with the SEC under the Securities Act pursuant to Article 1 hereof covering the Registrable Securities.

(r)     “Rule 144” means Rule 144 under the Securities Act (or any successor thereto).

(s)     “Rule 415” means Rule 415 under the Securities Act (or any successor thereto).

(t)     “SEC” means the Securities and Exchange Commission.

(u)     “Securities Act” means the Securities Act of 1933, as amended.

(v)     “Series C Conversion Shares” means shares of Series C Preferred issued or issuable upon conversion of shares of Series E Preferred.

(w)     “Series D and Series E Certificate of Designations” means the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E of Taylor Capital Group, Inc.

(x)     “Transfer” has the meaning set forth in the Series D and Series E Certificate of Designations.

(y)     “Widely Dispersed Offering or Conversion Event” has the meaning set forth in the Series D and Series E Certificate of Designations.

1.2 Mandatory	Registration.

(a)     The Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or Form S-1, if required by Section 1.2(b)), covering the resale of all of the Registrable Securities pursuant to Rule 415 on a non-underwritten basis, no later than the thirtieth (30th) day after the Closing Date (as defined in the Exchange Agreement). The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

(b)     In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Majority Holders and (ii) undertake to register such Registrable Securities on Form S-3 (by post-effective amendment to the existing Registration Statement or otherwise) promptly after such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Form S-3 covering the Registrable Securities has been declared effective by the SEC. The Company hereby represents and warrants to the Holders that the Registrable Securities are eligible to be registered for resale by the Holders on either Form S-3 or Form S-1.

(c)     In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities in a transaction in which the registration rights hereunder are assigned pursuant to Section 1.9, the transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.

1.3	Company Registration.

(a)     If (without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act for its own account, or the account of any of its stockholders with registration rights, for purposes of a firm commitment underwritten public offering of Common Stock, the Company will promptly give written notice thereof to the Holders of its intention to effect such a registration and will include in such registration all Common Registrable Securities (subject to, and in accordance with the priorities set forth in, Sections 1.3(b) below) with respect to which the Company has received a written request from any of the Holders (the “Piggyback Notice”) for inclusion within 10 Business Days after the delivery of the Company’s notice. Each Piggyback Notice shall set forth (i) the identity of each of the Holders that intend to participate in the registration, and (ii) the number of Common Registrable Securities that such Holders intend to register in such registration.

(b)     The Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwritten public offering unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company; provided that the Company shall cause holders of Series D Preferred to be treated the same in such public offering as if such holders of Series D Preferred held shares of Common Stock directly, including the same treatment with respect to sale price, cutbacks and inclusion in the offering.

Regardless of any other provision of this Section 1.3, but subject to the proviso set forth in the immediately preceding sentence, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of Common Registrable Securities that may be included in the underwritten public offering shall be allocated first, to the Company and the Person or Persons requesting such registration (if other than the Company), shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then second, to all other holders of securities having the right to include such securities in such registration (including the Holders) who shall be entitled to participate pro rata based on the number of shares requested to be sold by such holders, including any participating Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

1.4	Obligations of the Company.

Whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

(a)     Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective (i) in the case of a Registration Statement filed pursuant to Section 1.2, for a period commencing on the effective date thereof until (A) no Holder holds any Series D Preferred or Series E Preferred and (B) all Registrable Securities held by Holders can be sold without restriction (including volume and manner of sale restrictions but excluding any current public information requirement) on a single day in public sales pursuant to Rule 144, or (ii) in the case of a Registration Statement filed pursuant to Rule 1.3, until the distribution contemplated in the Registration Statement has been completed. Notwithstanding the foregoing, the Company shall not be required to keep effective the portion of a Registration Statement filed pursuant to Section 1.2 with respect to shares of outstanding Common Stock (x) issued upon conversion of shares of Series D Preferred, Series E Preferred or Series C Preferred issued upon conversion of Series E Preferred, or (y) issued upon exercise of the 2008 Warrants or the 2010 Subdebt Warrants, during such time as there is no registration statement effective, or registration rights outstanding with respect to, any shares of Common Stock (I) issued or issuable upon conversion of any shares of Series C Preferred (other than the registrations rights pursuant to this Agreement) or (II) issued or issuable upon exercise of any warrants issued to the purchasers of shares of Series C Preferred Stock (the “Comparable Security Holders”, and such registration statement or registration rights granted such Comparable Security Holders with respect to such shares, “Comparable Security Registration Rights”); provided that, for the avoidance of doubt, the Company shall continue to be obligated to keep the portion of a Registration Statement effective with respect to shares of Series D Preferred and Series E Preferred as otherwise required by this Agreement.

(b)      Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement, prospectus, or any amendments or supplements thereto, the Company will furnish to any one counsel selected by the Holders holding not less than a majority of the Common Registrable Securities covered by such Registration Statement to represent all such Holders in connection therewith (“Designated Legal Counsel”), copies of all documents proposed to be filed, which documents (other than the documents incorporated by reference therein) will be subject to the review of such counsel.

(c)      Furnish to any Holder holding Registrable Securities covered by a Registration Statement such numbers of copies of such Registration Statement, the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus) and any related Free Writing Prospectus prepared by or on behalf of the Company, and of each amendment and supplement thereto (in each case excluding all exhibits filed therewith, any documents incorporated by reference), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities owned by such Holder.

(d)      Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states of the U.S. as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such states of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business or to file a general consent to service of process in any such state, (ii) to subject itself to taxation in any such state, or (iii) in the case of a registration pursuant to Section 1.3, to register or qualify such Holder’s Registrable Securities in any state where shares to be sold by the Company or any other Person initiating such registration are not to be registered or qualified.

(e)      Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare, file with the SEC and furnish to such Holder a copy of an amended or supplemental prospectus (or a document incorporated by reference therein) as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such amended or supplemental prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)     Cause all Common Registrable Securities registered pursuant to this Agreement (upon actually being converted into shares of Common Stock) to be listed on any national securities exchange on which any shares of the Common Stock are then listed.

(g)     Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h)     In the case of an underwritten offering, enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 1.7 hereof, and take such other actions, as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, in all cases subject to the requirement that shares of Series D Preferred be treated the same as shares of Common Stock.

(i)     In the case of an underwritten offering, make available for inspection by any managing underwriter, and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

(j)     In the case of an underwritten offering, obtain for delivery to any underwriter participating therein, an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to the managing underwriters of such offering and their counsel.

(k)     Use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus relating to such Registration Statement, and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably possible.

(l)     Respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has confirmed that it has resolved all comments received from the SEC and that the SEC has no further comments on the Registration Statement.

(m)    Promptly notify the Holders of Registrable Securities to be sold and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC to a Registration Statement or related prospectus, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus relating to such Registration Statement, or the initiation of any proceedings for such purpose(s), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the discovery of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(n)     If requested by the managing underwriter or agent or any Holders of the Registrable Securities covered by the applicable Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including with respect to the number of Registrable Securities being sold by such Holders to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(o)      Use reasonable best efforts to cause the timely preparation and delivery of certificates (which shall not bear any restrictive legends to the extent the applicable transactions were pursuant to a Registration Statement or public sales pursuant to Rule 144 as certified by the applicable Holder to the Company) representing shares of Common Stock or Series C Preferred, as applicable, issued upon conversion of Series D Preferred and/or Series E Preferred, as applicable, or upon the sale of Series D Preferred and/or Series E Preferred, as applicable, pursuant to a Widely Dispersed Offering or Conversion Event and enable such securities to be in such denominations and registered in such names as such transferring Holders may request. Such reasonable best efforts shall include, but not be limited to, using its reasonable best efforts to cause the Company’s counsel to deliver any legal opinions required by the transfer agent or managing underwriter in order to prepare and deliver such certificates and reflect such transfer and conversion as well as taking such other actions as reasonably requested by a Holder in order to give effect to the provisions of this Section 1.4(o). No Holder shall be required to deliver or cause to be delivered any legal opinion in connection with getting such securities properly certificated (without any restrictive legends) in accordance with this Section 1.4(o).

(p)      Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(q)      Except at the request of the managing underwriters of an underwritten offering, not prepare or distribute, or authorize any other Person to prepare or distribute, any Free Writing Prospectus in connection with any such registration.

Each Holder shall be deemed to have agreed by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clauses (iv) through (vii) of subsection (m) of this Section 1.4, such Holder will forthwith discontinue its disposition of the Registrable Securities pursuant to a Registration Statement relating thereto until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 1.4 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to the Registrable Securities current at the time of receipt of such notice.

Notwithstanding anything to the contrary in this Section 1.4, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not otherwise required by Law if, in the good faith opinion of the Company after consultation with its financial advisors and legal counsel, the immediate disclosure of such information would be seriously detrimental to the Company (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace

Period ends; and, provided further, that (A) no Grace Period shall exceed thirty (30) consecutive days, (B) during any 365 day period such Grace Periods shall not exceed an aggregate of sixty (60) days and (C) the first day of any Grace Period must be at least five (5) days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 1.4(e) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of Section 1.4(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

1.5	Furnish Information; Limitation of Obligations.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder as to which a registration is being effected to furnish, and such Holder shall furnish, to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.6	Expenses of Registrations.

Except for underwriting discounts and commissions and transfer taxes, all expenses incurred in connection with any registration pursuant to this Article 1, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (without dollar limitation) and reasonable fees and disbursements of Designated Counsel for the participating Holders up to $25,000 for each filing of any Registration Statement, prospectus, amendment or supplement thereto pursuant to this Agreement, and up to a maximum of $50,000 in the aggregate (collectively, “Registration Expenses”), shall be borne by the Company.

1.7	Indemnification.

(a)      To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, their respective affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the partners, officers, directors members, representatives, agents and employees of each Holder (such Persons collectively, the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any Free Writing Prospectus prepared by or on behalf of the Company in connection therewith, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by a Registration Statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable in any such case to any Holder Indemnified Party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Party under an instrument duly executed by or on behalf of such Holder Indemnified Party expressly for use in connection with such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Party and shall survive the transfer of the Registrable Securities thereby.

(b)      To the extent permitted by law, each Holder shall, if securities of the Company held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other stockholder selling securities under such Registration Statement against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each Holder shall reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such Violation; provided, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the liability of each Holder under this Section 1.7(b) shall be limited to an amount equal to the net proceeds actually received by such Holder in the registered offering out of which such liability arises, unless such liability arises out of or is based on willful misconduct by such Holder.

(c)      Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (or parties); provided, that the indemnified parties shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d)      If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) in no event shall any contribution by a Holder that is a selling party under this Section 1.7(d) exceed the net proceeds from the offering received by such Holder, and (ii) no Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such offering shall be entitled to contribution from anyone who was not guilty of fraudulent misrepresentation in connection with such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)      The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under Article 1 hereof and otherwise.

1.8	Rule 144 Reporting.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, while any Registrable Securities are held (or deemed held) by a Holder, the Company agrees to use reasonable best efforts to:

(a)      make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)      file with the SEC in a timely manner all annual reports on Form 10-K and quarterly reports on Form 10-Q required of the Company under the Exchange Act;

(c)      keep its status as an issuer required to file reports under the Exchange Act;

(d)      maintain its eligibility to register the Registrable Securities on a Form S-3 registration statement for resale by the Holders; and

(e)      so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act; and (ii) a copy of the most recent annual or quarterly report of the Company.

1.9	Assignment of Registration Rights.

A Holder may assign any or all of its rights hereunder (but only with all related obligations) with respect to any of its Registrable Securities to any Person to whom the Holder may transfer or assign any such Registrable Securities (including pursuant to a Registration Statement filed pursuant to this Agreement); provided, that: (i) the Company is, within ten (10) Business Days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) such assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities is restricted under the Securities Act. For the avoidance of doubt, a Holder shall be entitled to assign any or all of its rights hereunder to a Person to whom such Holder transfers any shares of Series D Preferred or Series E Preferred (subject only to the requirements of clause (i) and (ii) of this Section 1.9).

1.10	Additional Restrictions.

So long as this Agreement is in effect, each of the Holders of Registrable Securities agrees that during the 90-day period following the date any registration statement with respect to an underwritten public offering of equity securities of the Company becomes effective, such Holder will not request any other registration or effect any public sale or distribution (including any short sale or any transaction that would result in any other Person engaging in any public sale or distribution) of equity securities of the Company or any other security of the Company convertible, exchangeable or exercisable (directly or indirectly) for or into equity securities of the Company (other than pursuant to such registration statement), including pursuant to Rule 144 or in a transaction which would require registration under the Securities Act, unless the managing underwriter of such public offering otherwise agrees in writing. If (i) during the period that begins on the date that is 15 calendar days plus three Business Days before the last day of the 90-day period referred to in the immediately preceding sentence and ends on the last day of such 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this preceding sentence shall continue to apply until the expiration of the date that is 15 calendar days plus 3 Business Days after the date on which the issuance of the earnings release or material news or the material event occurs.

1.11	Confidential Information.

Each Holder of Registrable Securities agrees that any information obtained pursuant to this Agreement which the Company identifies to be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Holder of Registrable Securities may disclose such information, on a need to know basis, to its employees, accountants or attorneys (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential, and such Holder shall be responsible for any breach of the confidentiality obligation by any such person) or to the extent required by applicable law, rule, regulation or court order. Each Holder of Registrable Securities further acknowledges, understands and agrees that any confidential information will not be utilized in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal antifraud statutes.

1.12	Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in Article 1 hereof after such time at which (i) such Holder no longer holds any shares of Series D Preferred or Series E

Preferred and (ii) all Registrable Securities held by such Holder (and any affiliate of the Holder or other Person with whom such Holder must aggregate sales under Rule 144) can be sold without restriction (including volume and manner-of-sale restrictions but excluding any current public information requirement) on a single day in public sales pursuant to Rule 144.

2.	Miscellaneous.

2.1	Successors and Assigns.

This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns (including transferees of any Registrable Securities), and, to the extent provided in Section 1.7, each indemnified party pursuant to Section 1.7. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, or, to the extent provided in Section 1.7, any indemnified party pursuant to Section 1.7, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

2.2	Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Cook, State of Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3	Counterparts.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

2.4	Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Facsimile: (847) 653-7890

Attention: General Counsel

If to a Holder, to its address and facsimile number set forth on Exhibit A attached hereto, with a copy to such Holder’s counsel as set forth on Exhibit A attached hereto or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

2.5	Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any amendment or waiver that would affect in any material respect the rights hereunder of any Holder in a manner that is not equivalent to the affect on the rights hereunder of the other Holders of the same type(s) of Registrable Securities as such Holder shall require the consent of such Holder (it being understood and agreed that the application of any provision of this Agreement (other than this Section 2.5) in accordance with its terms shall not be deemed an amendment or waiver for purposes of this provision).

2.6	Other Agreements.

Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that (a) would have the effect of impairing the rights granted to the Holders in this Agreement, or (b) otherwise conflicts with the provisions hereof. If, at any time after the date hereof, the Company amends or otherwise modifies any of the Comparable Security Registration Rights to afford to any of the Comparable Security Holders registration rights that are more favorable than those set forth herein, the Company will make such rights (or any more favorable portion thereof) available to the Holders and agrees to enter into amendments hereto to confer such rights on the Holders.

2.7	Specific Performance.

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

2.8	Severability.

The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

2.9	Rules of Construction.

(a)      When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

(b)      The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2.10   Acknowledgment. Each of the Initial Holders hereby acknowledges and agrees that, except for the registration rights provided for in that certain Registration Rights Agreement, dated as of September 29, 2008, by and among the Company, the Initial Holders and the other Persons party thereto (the “2008 Registration Rights Agreement”), the registration rights provided herein are in lieu of, and in substitution for, any other registration rights with respect to the Registrable Securities and that, accordingly, (a) such Initial Holder shall not be entitled to the benefit of, and neither the Company nor such Initial Holder shall have any obligations under, any other registration rights agreement heretofore entered into by the Company that covers or could be deemed to cover the Registrable Securities, and (b) any existing registration rights, other than the registration rights granted hereunder, are of no force or effect with respect to the Registrable Securities.

2.11	Entire Agreement.

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, except for the 2008 Registration Rights Agreement, among the parties with respect to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the Company and each Holder have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Mark A. Hoppe

Name: Mark A. Hoppe
Title: Chief Executive Officer

INITIAL HOLDERS

PRAIRIE CAPITAL IV, L.P.

By: Daniels & King Capital IV, L.L.C. Its: General Partner

By:	/s/ C. Bryan Daniels

Name:	C. Bryan Daniels
Title: Managing Member

PRAIRIE CAPITAL IV QP, L.P.

By: Daniels & King Capital IV, L.L.C. Its: General Partner

By:	/s/ C. Bryan Daniels

Name: C. Bryan Daniels Title: Managing Member

Exhibit A

Holder	Holder’s Counsel

Prairie Capital IV, L.P. 191 N. Wacker Drive Suite 800 Chicago, IL 60606 Facsimile: (312) 360-1193 Attention: C. Bryan Daniels	Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Facsimile: (312) 862-2200 Attention: Margaret A. Gibson, P.C. Bradley M. Hanna

Prairie Capital IV QP, L.P. 191 N. Wacker Drive Suite 800 Chicago, IL 60606 Facsimile: (312) 360-1193 Attention: C. Bryan Daniels	Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Facsimile: (312) 862-2200 Attention: Margaret A. Gibson, P.C. Bradley M. Hanna